                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                  Proxy Statement Pursuant to Section 14(A) of
       the Securities Exchange Act of 1934 (Amendment No.              )

    Filed by the Registrant /X/
    Filed by a Party Other Than the Registrant / /

    Check the appropriate box:
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                             C.P. CLARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             C.P. CLARE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):

/X/  No Fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculate d and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0 -11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                    CP CLARE
                              C O R P O R A T I O N

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 22, 1999

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of C.P. Clare Corporation (the "Company") will be held on Wednesday, September 22, 1999, at 10:00 a.m. at the Company's headquarters, at 78 Cherry Hill Drive, Beverly, Massachusetts for the following purposes:

    1. To elect two Class I directors of the Company to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

    2. To ratify the appointment of the accounting firm of Arthur Andersen LLP as independent auditors for the Company for the current year; and

    3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on July 26, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed proxy card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Harry Andersen
                                          Clerk

August 9, 1999
Beverly, Massachusetts

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                    CP CLARE
                              C O R P O R A T I O N

                          ----------------------------

                                PROXY STATEMENT

                          ----------------------------

                    FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                        To be held on September 22, 1999

                                                                  August 9, 1999

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of C.P. Clare Corporation (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Wednesday, September 22, 1999, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of two Class I directors of the Company, to ratify the selection of Arthur Andersen LLP as independent auditors for the Company for the current year and to act upon any other matters properly brought before them.

    This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are first being sent to stockholders on or about August 9, 1999. The Board of Directors has fixed the close of business on July 26, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,511,853 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

    The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker "non-votes" (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of the holders of a plurality of shares of Common Stock present and represented (and entitled to vote) at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented (and entitled to vote) at a meeting at which a quorum is present is sufficient for the ratification of Arthur Andersen LLP as the Company's independent auditors for the current year. Broker "non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of the independent auditors.

    Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted prior to such time and no instructions are given, the proxy will be voted FOR the election of the nominees for the Board of Directors of the Company named in this Proxy Statement and FOR the approval of the ratification of Arthur Andersen LLP as the Company's independent auditors for the current year. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 1999 Annual Report, including financial statements for the fiscal year ended March 31, 1999, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of six members and is divided into three classes. When Mr. Tiampo, a Class I director, retires at the end of his term (as of the date of the Annual Meeting) the Board of Directors will consist of five members. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

    At the Annual Meeting, two Class I directors will be elected to serve until the 2002 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has nominated Winston R. Hindle, Jr. and Larry L. Mihalchik (the "Nominees") for election as Class I directors at the Annual Meeting. Mr. Hindle has served as a director of the Company since 1995 and Mr. Mihalchik was elected a director by the Board of Directors in July 1999. The Board of Directors anticipates that each of the Nominees will serve as a director, if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters--Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

    The Board of Directors recommends a vote FOR its Nominees, Winston R. Hindle, Jr. and Larry L. Mihalchik.

INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

    The following table and biographical descriptions set forth certain information with respect to the Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 1999, 2000 and 2001 and the executive officers of the

Company who are not directors and who are named in the Summary Compensation Table ("Named Executive Officers"), based on information furnished to the Company by such directors and executive officers. The following information is as of June 30, 1999, unless otherwise specified.

                                                           NUMBER OF SHARES    PERCENT OF
                                                DIRECTOR     BENEFICIALLY      ALL SHARES
                  NAME                    AGE    SINCE          OWNED             (1)
----------------------------------------  ---   --------   ----------------    ----------

Class I Nominees for Election
(TERM TO EXPIRE IN 2002)
    Winston R. Hindle, Jr.                69        1995          31,217(2)
    Larry L. Mihalchik                    52     7/21/99              --            *

Class I Director
(TERM TO EXPIRE IN 1999)
    Clemente C. Tiampo                    70        1996          31,217(3)         *

Class II Continuing Directors
(TERM TO EXPIRE IN 2000)
    John G. Turner                        59        1994          92,502(4)         *

Class III Continuing Director
(TERM TO EXPIRE IN 2001)
    Arthur R. Buckland                    51        1993         576,591(5)         6%
    James K. Sims                         52        1996          35,217(6)          *

Named Executive Officers who are not
  Directors

    Dennis Cocco                          45                      50,242(7)
    Harsh Koppula                         45                      27,678(8)         *
    Richard E. Morgan**                   42                      20,827(9)
    William D. Reed                       47                      43,966(10)        *

Executive Officers and Directors as a
  Group (11 Total)                                               939,186(11)      9.1%

------------------------

(FOOTNOTES FOR PRECEDING PAGE)
*   Less than one percent

** Mr. Morgan resigned April 30, 1999. He continues to provide consulting services to the Company.

1.  As of June 30, 1999 there were 9,509,234 shares of Common Stock outstanding.

2.  Includes 15,000 shares subject to options that are immediately exercisable.

3.  Includes 20,000 shares subject to options that are immediately exercisable.

4. Includes 20,000 shares subject to options that are immediately exercisable. Includes 5,500 shares held directly. Also includes 67,002 shares held by Late Stage Fund 1990 Limited Partnership ("Late Stage"), of which MVP Capital L P. is investment general partner and holder of a 0.9% interest. Mr. Turner is a general partner of MVP and shares voting control over Late Stage. Shares indirectly beneficially owned by Mr. Turner include only 218 of the 67,002 shares owned by Late

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    Stage. While Mr. Turner may be an affiliate of Late Stage he disclaims beneficial ownership of the remainder of such shares.

5. Includes 212,421 shares subject to options that are exercisable within 60 days of June 30, 1999.

6.  Includes 20,000 shares subject to options that are immediately exercisable.

7. Includes 48,000 shares subject to options that are immediately exercisable. Includes 2,242 shares purchased under the Company's 1995 Employee Stock Purchase Plan ("1995 Employee Stock Purchase Plan").

8. Includes 19,000 shares subject to options that are immediately exercisable. Includes 2,384 shares purchased under the 1995 Employee Stock Purchase Plan.

9. Includes 20,000 shares subject to options that are immediately exercisable. Includes 827 shares purchased under the 1995 Employee Stock Purchase Plan.

10. Includes 40,000 shares subject to options that are immediately exercisable. Includes 4,701 shares purchased under the 1995 Employee Stock Purchase Plan.

11. Includes 364,971 shares subject to options that are exercisable within 60 days of June 30, 1999.

    NOMINEES FOR ELECTION AS A DIRECTOR

    WINSTON R. HINDLE, JR. Mr. Hindle has been a Director since July 1995. He was a Senior Vice President of Digital Equipment Corporation and a member of the Executive Committee prior to his retirement in 1994 after 32 years with the company. Mr. Hindle also serves as a Director of Keane, Inc. and Mestek, Inc.

    LARRY L. MIHALCHIK. From the beginning of 1997 until July 1999, Mr. Mihalchik served as President, Chief Executive Officer of Atex Media Solutions, Inc., a developer and integrator of complex publishing systems for major newspapers and other multimedia organizations around the world. Prior to joining Atex Media Solutions, Mr. Mihalchik served as Senior Vice President and Chief Financial Officer of M/A COM, a NYSE manufacturer of electronic components which was purchased by AMP, Incorporated. Mr. Mihalchik specializes in the strategic repositioning and financial turnaround of companies with strong brand recognition.

    INCUMBENT DIRECTOR--TERM EXPIRING IN 1999

    CLEMENTE C. TIAMPO. Mr. Tiampo has been a Director since January 1996. He is a private investor.

    INCUMBENT DIRECTOR--TERM EXPIRING IN 2000

    JOHN G. TURNER. Mr. Turner has been a Director of the Company since 1993. Mr. Turner is a General Partner of MVP Ventures, a venture capital investment firm based in Boston, Massachusetts, a position he has held since 1988. Mr. Turner also serves as a Director of Ampro Corporation and Micro Module Systems Corporation.

    INCUMBENT DIRECTORS--TERM EXPIRING IN 2001

    ARTHUR R. BUCKLAND. Mr. Buckland has been President, Chief Executive Officer and a Director of the Company since September 1993. He was elected Chairman of the Board in January 1996. Prior to assuming these responsibilities, he served as a consultant to the Company from July 1993 to September 1993. Mr. Buckland was President and Chief Executive Officer of Four Pi Systems, a process control capital equipment company based in San Diego, California, from September 1992 until June 1993, and served as a consultant to that company from May 1992 to September 1992. From September 1990 until September 1991, Mr. Buckland was President of Lex Electronics, a wholly-owned subsidiary of Lex plc, a London-based automotive/distribution company, and from January 1982 until June 1990, he served as Vice President and General Manager for Schlumberger Ltd., a diversified multinational company, in multiple locations. Mr. Buckland is also a director of Helix Technologies Corporation.

    JAMES K. SIMS. Mr. Sims has been a Director since March, 1996. Until July 1999, he was the President and Chief Executive Officer of Cambridge Technology Partners, a position he held since the Company's inception in 1991. Prior to founding Cambridge Technology Partners, Mr. Sims was Chairman and Chief Executive Officer of Concurrent Computer Corporation. Mr. Sims is also a director of Security Dynamics Corporation.

    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    HARRY ANDERSEN. Mr. Andersen joined the company as Senior Vice President, Chief Financial Officer, in December 1998. Mr. Andersen has extensive financial management and systems operations experience. Previously he worked at Fidelity Investments in various management capacities, including Vice President, Office of the CFO from 1996 to 1998, and Vice President Systems Operations from 1993 to 1996. Prior to joining Fidelity Mr. Andersen was Controller and Chief Accounting Officer at Lotus Development Corporation.

    DENNIS COCCO. Mr. Cocco is the President of the Company's Clare Micronix Integrated Systems, Inc. subsidiary that was acquired by the Company in July 1998. Mr. Cocco was the founder of Micronix Integrated Systems, Inc. in 1983 and served as President and Chief Executive Officer until its acquisition by the Company.

    HARSH KOPPULA. Mr. Koppula is currently President, Clare EMG, Inc., a division of C.P. Clare. Prior to that, he was Vice President and General Manager of the Advanced Magnetic Products Group, a position he held since October 1993. From January 1991 until October 1993, he held the position of Director, Strategic Marketing. Mr. Koppula joined the Company in 1988, as Director of Materials. Before joining the Company, Mr. Koppula was Director of Materials at Schlumberger Technologies, a division of Schlumberger Ltd. which manufactures and markets automatic test equipment. Prior to that Mr. Koppula was part of the corporate staff of Schlumberger Ltd. as an Internal Consultant to Global Operations.

    M. WILLIAM MILLER. Mr. Miller is the Company's Vice President, Global Operations, to which he was named in January 1999. Previously he served as: Vice President, Worldwide Manufacturing from April of 1998, Vice President, Semiconductor manufacturing from April 1996, and Director of

Operations, Solid State Products Division from May 1995. Prior to joining the Company he worked at Analog Devices, Inc. for eight years in various engineering and operations management capacities.

    WILLIAM D. REED. Mr. Reed was named Executive Vice President of Sales and Marketing in November 1997. Prior to that, he held the position of Vice President of Worldwide Sales and Corporate Marketing since joining the Company in September 1996. Prior to joining CP Clare, Mr. Reed served as an Executive Director of Russell Reynolds Associates, an international executive recruiting firm from December 1994 to August 1996. From March 1989 to November 1994, Mr. Reed held various positions with Praxis International Inc., a database software vendor, most recently as its Executive Vice President and as President and Chief Operating Officer of its principal operating subsidiary, Computer Corporation of America.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

    The business of the Company is managed under the direction of the Company's Board of Directors. The Company's Amended and Restated Articles of Organization provide that the Company's Board of Directors shall be divided into three classes and that the members of each class of Directors will serve for staggered three-year terms. The Board consists of three Class I Directors (Messrs. Hindle, Tiampo (who is retiring from the board at the end of the present term) and Mihalchik (who was elected to the board at the July 1999 Board of Directors meeting)), one Class II Director (Mr. Turner), and two Class III Directors (Messrs. Buckland and Sims), whose initial terms will expire upon the election and qualification of Directors at the annual meeting of stockholders held following the fiscal years ending March 31, 1999, 2000 and 2001, respectively. At each annual meeting of stockholders, Directors will be reelected or elected for a full term of three years to succeed those Directors whose terms are expiring.

    The Company's Board of Directors has established an Audit Committee to recommend the appointment of independent accountants to audit financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results, consider the adequacy of the internal accounting procedures and consider the effect of such procedures on the accountants' independence. The Audit Committee consists of Mr. Hindle, the Chairman, and Mr. Tiampo. During fiscal 1999 the Audit Committee held two meetings.

    The Company's Board of Directors has also established a Compensation Committee which reviews and recommends the compensation arrangements for all Directors and executive officers, approves such arrangements for other senior level employees and administers certain compensation and incentive plans of the Company and its subsidiaries. The Compensation Committee consists of Mr. Turner, the Chairman, and Mr. Hindle. During fiscal 1999 the Compensation Committee held two meetings.

    Officers of the Company are elected annually at the first meeting of the Board of Directors following the annual meeting of stockholders and serve at the discretion of the Board of Directors. There are no family relationships between any officers or Directors of the Company. The Company does not maintain a nominating committee.

    During the fiscal year ended March 31, 1999, the Board of Directors held seven meetings. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

    Non-employee Directors ("Independent Directors") of the Company receive an annual fee of $20,000 and are reimbursed for travel expenses incurred in attending meetings of the Board of Directors and its committees. Some directors elect to receive this fee in the form of Company stock which is distributed on a quarterly basis. Commencing on the date of the Company's initial public offering in June 1995, each Independent Director then serving, was granted an option to purchase 10,000 shares of Common Stock and annually thereafter receives a stock option to purchase shares of Common Stock. Each new Independent Director, upon initial election to the Board of Directors, is granted an option to purchase 10,000 shares of the Company's Common Stock and receives an annual stock option grant to purchase additional shares of Common Stock, beginning the year following such Director's initial election to the Board. In June 1998, the Board of Directors increased the annual grant of options to Independent Directors from 5,000 shares to 10,000 shares. All options granted to Independent Directors vest in full one year after they are granted and the exercise price of each stock option is the fair market value of the Common Stock on the date the option is granted. Directors who are employees of the Company are not paid any separate fees for serving as Directors.

    SPECIAL COMMITTEE. On January 19, 1999, the board of directors created a Special Committee of the board to consider the strategic direction of the Company. Messrs. Hindle, Sims, Tiampo and Turner were appointed to this committee. In recognition of the additional work to be done by the members of the Special Committee, each member of the Committee was granted additional compensation equal to, at the choice of the member, 5,000 shares of the Company's Common Stock or cash equal to the value of 5,000 shares of the Common Stock as of the date of grant. Each member of the committee elected to receive shares of stock. The closing price of the Company's stock on January 19, 1999 was $7.375.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth for the fiscal years ended March 31, 1997, 1998 and 1999, the cash and non-cash compensation awarded to (i) the Chief Executive Officer (ii) each of the four most highly compensated executive officers (the "Named Executive Officers") of the Company whose compensation exceeded $100,000 during the fiscal year ended March 31, 1999 and who were employed by the Company in such capacities at the end of the 1999 fiscal year, and (iii) two additional individuals for whom disclosure would have been provided in this table but for the fact that they were not serving as Executive Officers at the end of the 1999 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                          COMPENSATION AWARDS
                                                                                   ----------------------------------
                                                           ANNUAL COMPENSATION         SECURITIES
                                                        -------------------------      UNDERLYING         ALL OTHER
                                             FISCAL       SALARY      BONUS (1)          OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR          $             $                 #                 $
-----------------------------------------  -----------  ----------  -------------  -------------------  -------------

Arthur R. Buckland.......................        1999      384,470             --           50,000            56,031(2)
  President & Chief Executive Officer            1998      353,821        209,875               --            50,797(2)
                                                 1997      315,000             --          125,000            24,718(2)

Dennis Cocco.............................        1999      176,230                                           200,981(3)
  President, Clare-Micronix Division             1998
                                                 1997

William D. Reed..........................        1999      230,000             --           30,000            22,665(4)
  Executive Vice President Sales &               1998      207,692         76,762               --            22,101(4)
  Marketing                                      1997      107,917         46,250          160,000             4,200(4)

Harsh Koppula............................        1999      157,298             --                             21,067(5)
  President, CP Clare EMG, Inc.                  1998      147,115         50,062               --            16,591(5)
                                                 1997      150,000             --           95,000            12,412(5)

Richard Morgan*..........................        1999      136,325             --               --            12,449(6)
  Vice President, Human Resources                1998      127,500         43,387               --            12,283(6)
                                                 1997      122,676             --           80,000             5,725(6)

Michael J. Ferrantino(7)**...............        1999      256,539             --               --            40,215(7)
  Vice President, Chief Operating Officer        1998      220,600         76,762               --            48,476(7)
                                                 1997      200,000                          90,000            29,241(7)

Thomas B. Sager***.......................        1999      152,923             --               --            11,093(8)
  Vice President, Chief Financial Officer        1998      131,164         43,387                              9,505(8)
                                                 1997      103,250             --                              6,627(8)

------------------------

* Mr. Morgan resigned April 30, 1999. He continues to provide consulting services to the Company.

**  Mr. Ferrantino resigned October 31, 1998.

*** Mr. Sager resigned January 31, 1999.

(1) Bonuses earned in fiscal 1996, 1997 and 1998 were awarded to the Named Executive Officers and paid by the Company in the following fiscal year.

(2) Includes insurance premiums of $12,418, $32,537and $40,148 paid by the Company, matching contributions of $4,500 $10,910 and $8,083 made by the Company on behalf of Mr. Buckland under the Company's 401(k) Savings Plan for fiscal years 1997, 1998 and 1999, respectively and a car allowance of $7,800 in fiscal years 1997, $7,350 in fiscal 1998 and $7,800 in fiscal 1999.

(3) Includes $125,000 paid pursuant to Mr. Cocco's non-competiton agreement with the Company pursuant to which Mr. Cocco is entitled to receive a total of $1,250,000 payable in equal installments over five years in accordance with the Company's payroll practices.

(4) Includes insurance premiums of $6,455 and $11,920 paid by the Company, matching contributions of $9,162 and $3,545 made by the Company on behalf of Mr. Reed under the Company's 401(k) Savings Plan for fiscal years 1998 and 1999, respectively and a car allowance of $4,200, $6,484 and $7,200 for fiscal years 1997, 1998 and 1999 respectively.

(5) Includes a car allowance of $7,800, $7,350 and $7,800 and matching contributions of $4,612, $4,584 and $4,782 made by the Company on behalf of Mr. Koppula under the Company's 401(k) Savings Plan in fiscal years, 1997, 1998 and 1999 respectively. Also includes insurance premiums of $4,657 and $8,485 in fiscal year 1998 and 1999 respectively.

(6) Includes a car allowance of $5,725, $7,350 and $7,800 in fiscal years 1997, 1998 and 1999 respectively, and matching contributions of $4,933 and $4,649 made by the Company on behalf of Mr. Morgan under the Company's 401(k) Savings Plan in fiscal year 1998 and 1999 respectively.

(7) Includes insurance premiums of $15,605, $34,938 and $22,740, a car allowance of $7,800, $7,050 and $15,750 and matching contributions of $5,836, $6,659 and $1,725 made by the Company on behalf of Mr. Ferrantino under the Company's 401(k) Savings Plan in fiscal years 1997, 1998 and 1999 respectively.

(8) Includes a car allowance of $3,000, $5,184 and $7,800, and and matching contributions of $3,627, $4,320 and $3,293, made by the Company on behalf of Mr. Sager under the Company's 401(k) Savings Plan in fiscal years 1997, 1998 and 1999 respectively.

    OPTION GRANTS IN FISCAL YEAR 1999. The following table sets forth certain information concerning grants of stock options made during the fiscal year ended March 31, 1999 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR*

                                                         PERCENT OF
                                    NUMBER OF           TOTAL OPTIONS
                                    SECURITIES             GRANTED          EXERCISE                      GRANT
                                    UNDERLYING          TO EMPLOYEES         PRICE       EXPIRATION        DATE
                                 OPTIONS GRANTED       IN FISCAL YEAR      PER SHARE       DATE(1)        VALUE*
                               --------------------  -------------------  ------------  -------------  ------------
Arthur R. Buckland...........           50,000                  4.6%       $     6.25       11/13/08   $    224,685
Dennis Cocco.................          240,000                 22.0%       $   9.0625       07/06/08      1,563,816
William D. Reed..............           30,000                  2.8%       $     6.25       11/13/08        134,811

------------------------

* Except as stated in note 2 below, all options listed in the table above are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, and are exercisable in equal amounts over five years from the date of grant.

**  Black-Scholes method of valuation

(1) The expiration date of an option is the tenth anniversary of the date on which the option was originally granted. The exercisability of these options would be accelerated upon the occurrence of a change in control as set forth in Section 15 of the 1995 Stock Option and Incentive Plan.

(2) These options, which include incentive stock options for 55,170 shares and non-qualified options for 184,830 shares, are exercisable in five equal annual installments commencing on July 14, 1999.

    OPTION EXERCISES AND YEAR-END HOLDINGS. The following table sets forth the aggregate number of options exercised in fiscal 1999, and the value of options held on March 31, 1999, by the Company's Chief Executive Officer and Named Executive Officers.

                     OPTION EXERCISES AND YEAR-END HOLDINGS

                                                                               OPTIONS AT FISCAL    OPTIONS AT FISCAL
                                                      SHARES                     YEAR-END (#)        YEAR-END ($)(1)
                                                    ACQUIRED ON      VALUE     -----------------  ---------------------
                                                     EXERCISE      REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                                                     #            ($)        UNEXERCISABLE        UNEXERCISABLE
----                                               -------------  -----------  -----------------  ---------------------
Arthur R. Buckland...............................           --            --    212,421/235,000            0/0
Dennis Cocco.....................................           --            --       0/240,000               0/0
Harsh Koppula....................................       34,000       251,385     19,000/95,000             0/0
William D. Reed..................................           --            --    40,000/150,000             0/0
Richard Morgan...................................           --            --     20,000/60,000             0/0
Michael J. Ferrantino............................           --            --          0/0                  0/0
Thomas B. Sager..................................           --            --       0/21,200                0/0

------------------------

(1) Based on the fair market value at the fiscal year end less the option exercise price.

EMPLOYMENT AND CONSULTING AGREEMENTS

The Company has entered into the following employment agreements:

    ARTHUR R. BUCKLAND. Under an agreement dated September 15, 1993, Mr. Buckland shall serve as President, Chief Executive Officer and a Director of the Company at an annual salary of at least $275,000. Mr. Buckland is also eligible to participate in the Company's management bonus plan. Under the agreement, Mr. Buckland received options to purchase 492,107 shares of Common Stock, one-fifth of which vested upon grant and the rest of which vest in equal annual installments over the following four years. In the event that Mr. Buckland terminates his employment for Good Reason (as defined in his agreement, including a Change in Control) or Mr. Buckland's employment is terminated by the Company without Cause (as defined in the agreement) or because the Company elects not to extend the term of the agreement, the Company shall pay Mr. Buckland for a period of 12 months. Mr. Buckland has agreed not to compete with the Company or solicit customers or employees of the Company for a period of two years following the termination of employment with the Company. The initial term of the agreement expired on September 15, 1995, but was extended and will continue to be extended for one-year periods thereafter unless terminated by either party on 60 days' notice.

    OTHER EXECUTIVE OFFICERS. The Company has entered into Employment Agreements (together, the "Management Employment Agreements") with Messrs. Andersen, Cocco, Koppula, Morgan, and Reed (together, the "Contracting Parties"). The Management Employment Agreements provide that each

Contracting Party shall receive a base salary and be entitled to participate in any bonus program implemented by the Company. Each Contracting Party has also been granted options to purchase shares of the Company's Common Stock, such options to vest ratably over a five year period. If a Contracting Party is terminated by the Company without Cause, by the Contracting Party for Good Reason or in the event of a Change of Control (as all such terms are defined in the applicable Management Employment Agreement), the Company is obligated to pay the Contracting Party for 12 months.

STOCK PERFORMANCE GRAPH

    The following graph provides a comparison, from the Company's initial public offering on June 21, 1995 through March 31, 1999, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the NASDAQ Composite Index and the NASDAQ Electronic Components Index. Upon written request, the Company will provide any stockholder with a list of the companies included in the NASDAQ Electronic Components Index. The historical information set forth below is not necessarily indicative of future performance.

                            STOCK PERFORMANCE GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           C.P. CLARE CORPORATION   NASDAQ COMPOSITE INDEX     NASDAQ ELECTRONIC COMPONENTS
6/21/95                       100                        100                              100
3/31/96                       122                        119                              123
3/31/97                        66                        132                              111
3/31/98                        87                        200                              223
3/31/99                        23                        269                              358

                                                                      6/21/95   3/31/96   3/31/97   3/31/98   3/31/99
                                                                      -------   -------   -------   -------   -------
C.P. Clare Corporation..............................................    100       122        66        87        23
NASDAQ Composite Index..............................................    100       119       132       200       269
NASDAQ Electronic Components........................................    100       123       111       223       358

REPORT OF THE COMPENSATION COMMITTEE

    OBJECTIVE OF THE COMPANY'S COMPENSATION PROGRAM. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of and responsible for leading the Company effectively and continuing its growth. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

    The Company uses a three-pronged approach to its compensation program. First, the executive's base salary is intended to create a competitive level of compensation for each executive for the following twelve months. Second, the Company maintains an annual incentive bonus program for executive officers and certain other members of management under which bonuses are payable based upon the achievement of corporate and individual performance goals which are set each fiscal year. Bonuses can be paid in cash or stock. The objective of the annual incentive bonus program is to encourage effective performance relative to current plans and objectives. Effective with the start of the 1999 fiscal year, the Board of Directors adopted a Voluntary Deferred Compensation Plan for Key Employees which allows designated Executive Officers to defer the payment of their annual bonuses until their retirement. Finally, the Company utilizes stock options granted under the 1995 Stock Option and Incentive Plan as a long-term incentive for the executive officers. The Company believes that stock options are an important way of aligning management and stockholder interests and retaining effective management. Accordingly, options generally provide for pro rata incremental vesting over a five-year period.

    COMPENSATION COMMITTEE PROCEDURES. The Company's executive compensation program is administered under the direction of the Compensation Committee, which is composed of two non-employee directors. At the Board of Director's meeting which most closely coincides with the Company's fiscal year-end, the Chief Executive Officer's bonus, if any, is determined for the past year's performance, his base salary for the following fiscal year is set, and option grants for the officers and other employees may be made. With respect to the compensation of the Chief Executive Officer, the Committee exercises its independent discretion in determining his compensation, subject to review by all of the non-employee directors. With respect to the compensation of the other executive officers, the Compensation Committee relies to a significant extent on Mr. Buckland's recommendations as the Company's Chief Executive Officer which are given in the framework of the Company's overall compensation philosophy.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation Committee considers the Company's financial performance to be a significant determinant in Mr. Buckland's overall compensation package. The Committee considers the Company's sales, earnings and return on capital and the growth thereof, to be the most important performance factors in setting Mr. Buckland's compensation. Along with these corporate performance factors, the directors also consider subjective factors, including Mr. Buckland's leadership role and his efforts on behalf of the Company in developing the Company's reputation among both its customer and investor bases during the year. The Committee has set Mr. Buckland's total annual compensation, including that derived from the Company's bonus and option program, at a level it believes to be competitive with other companies in its industry.

    During the 1999 fiscal year Mr. Buckland's annual cash compensation was set at $385,000. Because of the Company's failure to achieve its financial goals, including new orders, revenue and earnings per share, Mr. Buckland did not receive a bonus for the 1999 fiscal year. Mr. Buckland was granted options to purchase 50,000 shares of stock in November 1998. In March 1997, the Compensation Committee granted performance stock option awards to the Chief Executive Officer and other Executive Officers. The performance stock options were given in order to (a) provide long term incentive for senior executives, (b) balance short-term incentives and focus management on long-term results, (c) reward executives for attaining high performance levels and (d) retain key executives during the next critical period of the Company's growth. The awards are designed to cover a three-year award cycle and vesting of the options granted is contingent upon the achievement of performance targets ratified by the full Board of Directors. The awards granted during the 1997 fiscal year will vest 50% on March 31, 2000 and 100% on March 31, 2002, if the performance goals relating to the achievement of compounded growth on earnings per share are achieved. The performance options vest in all cases on March 4, 2004, subject to the continued employment of the executive officer. Pursuant to this program, in March 1997 the Board awarded Mr. Buckland options to purchase 125,000 shares.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS. The Company's executive compensation program utilizes several different performance factors in determining the compensation of the Company's other executive officers. Each executive officer's compensation is based upon the achievement of specific individual and Company performance goals. During fiscal 1999, each executive officer's compensation was set at what the committee determined to be competitive levels. During fiscal 1999, the Named Executive Officers were granted options as described in the table entitled Option Grants in Last Fiscal Year.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). The Securities and Exchange Commission requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally limits the deductibility on the Company's tax return of compensation over $1 million to the chief executive officer and any of the named executive officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate while simultaneously providing executives with appropriate rewards for their performance.

                                          Submitted by the Compensation
                                          Committee:

                                          John G. Turner, Chairman
                                          Winston R. Hindle, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee is an officer or employee of the Company, and no executive officer of the Company serves on the compensation committee of an entity or serves as a director of an entity, in which one of its executive officers serves on the Compensation Committee of the Company or serves as a Director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms they file in compliance with Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 1999, other than as set forth herein, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    None

                                 OTHER MATTERS

PRINCIPAL STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for each person who the Company believes to be the beneficial owner of more than a 5% of the Company's Common Stock on June 29, 1999. All such information was provided by the sources specified in the footnotes to the table.

                                                                               NUMBER OF
                                                                                SHARES
NAME AND BUSINESS ADDRESS                                                    BENEFICIALLY       PERCENT OF
OF BENEFICIAL OWNERS                                                             OWNED        ALL SHARES (*)
-------------------------                                                  -----------------  ---------------

EQSF Advisors, Inc.......................................................       1,682,700(1)          17.7%
  767 Third Avenue
  New York, NY 10017-2023
  M.J. Whitman Advisors, Inc.

Wellington Management....................................................       1,295,500(2)          13.6%

Wisconsin Investment Board...............................................       1,134,700(2)          11.9%
  121 East Wilson Street
  Madison, Wisconsin 53702

Merrill Lynch & Co. Inc.
  250 Vesey Street
  World Financial Center Floor 23
  New York, NY 10281
  on behalf of:
  Merrill Lynch Asset Management Group...................................         921,250(2)           9.7%

Fleet Financial Group, Inc...............................................         588,100(2)           6.2%
  One Federal Street
  Boston, MA 02211

Dimensional Fund Advisors, Inc...........................................         495,400(2)           5.2%
  1299 Ocean Avenue
  11(th) Floor
  Santa Monica, CA 90401

------------------------

* As of June 30, 1999, there were 9,509,234 shares of Common Stock outstanding.

1. Information received from NASDAQ-AMEX-Online.com. Includes 171,300 shares held by M.J. Whitman Advisors, Inc., based on information received from EQSF Advisors, Inc. as filed on Schedule 13G with the Securities and Exchange Commission on February 16, 1999.

2.  Information received from NASDAQ-AMEX-Online.com.

INDEPENDENT AUDITORS

    The accounting firm of Arthur Andersen LLP serves as the Company's independent public accountants. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company does not intend to engage a proxy solicitation firm to assist in the solicitation of proxies.

    The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

    Stockholder proposals submitted pursuant to 1934 Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the year 2000 annual meeting of stockholders must be received in writing by the Company before March 26, 2000. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to C.P. Clare Corporation, 78 Cherry Hill Drive, Beverly, MA 01915, Attn.: Clerk.

    Stockholder proposals to be presented at the 2000 annual meeting of stockholders, other than stockholder proposals submitted pursuant to 1934 Act Rule 14a-8, must be received in writing by the Company not earlier than May 25, 2000 or later than July 9, 2000, unless the year 2000 annual meeting of stockholders is scheduled to take place before August 22, 2000 or after November 22, 2000. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to 1934 Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 calendar days prior to or more than 60 calendar days after the Anniversary Date, such nominations or proposals must be delivered to the Company not later than the later of 75 calendar days prior to or 15 calendar days after the date on which public announcement of the date of such meeting is first made. Any such proposals should be mailed to C.P. Clare Corporation, 78 Cherry Hill Drive, Beverly, MA 01915, Attn: Clerk.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                                    CP CLARE
                              C O R P O R A T I O N